Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	April 26, 2024
IMMEDIATE

Moog Inc. Reports Record Sales and Continued Margin Expansion
for Second Quarter 2024

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported fiscal second quarter 2024 diluted earnings per share of $1.86 and adjusted diluted earnings per share of $2.19.

"The second quarter of 2024 was an exceptional quarter from a sales and earnings perspective," said Pat Roche, CEO. "Our margin enhancement efforts continue to drive financial performance improvements across our businesses and we look forward to continued strength through the year."

(in millions, except per share results)	Three Months Ended
	Q2 2024	Q2 2023	Deltas
Net sales	$930	$837	11%
Operating margin	12.0%	10.0%	200 bps
Adjusted operating margin	13.6%	10.4%	320 bps
Diluted net earnings per share	$1.86	$1.34	39%
Adjusted diluted net earnings per share	$2.19	$1.42	54%
Net cash used by operating activities	$(44)	$(41)	$(3)
Free cash flow	$(84)	$(101)	$17
See the reconciliations of adjusted financial results and free cash flow to reported results included in the financial statements herein for the quarters ended March 30, 2024 and April 1, 2023.
Quarter Highlights

•Net sales of $930 million increased 11% compared to the prior year's quarter, with increases in all four segments, including a 26% increase in Commercial Aircraft.

•Operating margin of 12.0% increased 200 basis points. Business performance across all segments contributed an incremental 165 basis points. Also, the current quarter included a 150 basis point benefit from the Employee Retention Credit associated with the CARES Act. The current quarter also included 115 basis points of higher impairments and restructuring.
•Adjusted operating margin of 13.6% increased 320 basis points, driven by the underlying business performance, as well as the Employee Retention Credit.

•Diluted earnings per share of $1.86 increased 39% due to the higher operating profit and the Employee Retention Credit, partially offset by the current quarter's restructuring and impairment charges.
•Adjusted diluted earnings per share of $2.19 increased 54%, reflecting earnings associated from higher sales across all of our segments and the Employee Retention Credit.

•Free cash flow improved by $17 million as compared to last year due to lower capital expenditures.

Exhibit 99.1
Quarter Results
Sales in the second quarter of 2024 increased across all segments compared to the second quarter of 2023. Commercial Aircraft sales increased 26% to $208 million due to the growth in widebody aircraft. Space and Defense sales increased 9% to $267 million, driven by strong demand for programs supporting emerging defense priorities. Sales in Military Aircraft increased 11% to $203 million due to the ramp-up of the FLRAA program and the sale of a mature product line. Sales in Industrial increased 4% to $253 million due to higher demand for flight simulation systems and energy products, and were partially offset by a slowdown in orders for industrial automation applications.

Operating margin increased 200 basis points to 12.0% in the second quarter of 2024 compared to the second quarter of 2023. Space and Defense operating margin increased 460 basis points to 15.8% due to improved performance on space vehicle programs and the benefit associated with the Employee Retention Credit. Commercial Aircraft operating margin increased 250 basis points to 12.0% due to pricing and higher sales volumes across our entire book of business. Industrial operating margin increased 110 basis points to 11.1%, as the Employee Retention Credit and benefits from pricing initiatives were partially offset by higher amounts of restructuring charges. Military Aircraft operating margin decreased 60 basis points to 8.3%, as impairment and restructuring charges more than offset the gain from the sale of a mature product line.

The current quarter includes $14 million of restructuring, impairment and other charges, primarily in Military Aircraft and Industrial. The second quarter of 2023 included $3 million of restructuring and other charges. Excluding charges in both periods, adjusted operating margin increased 320 basis points to 13.6% driven largely by the factors previously described. Space and Defense adjusted operating margin increased 420 basis points to 15.9%. Military Aircraft adjusted operating margin increased 400 basis points to 13.4%. Commercial Aircraft adjusted operating margin increased 250 basis points to 12.0%, and Industrial adjusted operating margin increased 210 basis points to 12.5%.

Twelve-month backlog increased 9% to a record level of $2.5 billion due to growth across our aerospace and defense businesses.
Free cash flow in the second quarter was a use of cash of $84 million. Unfavorable timing in accounts receivable and the work-down of milestones in customer advances pressured working capital. Also, growth in physical inventories, driven by the strong level of sales, pressured working capital. Capital expenditures in the second quarter of 2024 were $40 million.

2024 Financial Guidance

"Fiscal year 2024 is shaping up to be another great year of financial performance, and we're on track to achieve our long-term financial targets," said Jennifer Walter, CFO. "This year, our sales will grow by 7%, our adjusted operating margin will expand by 150 basis points and our adjusted earnings per share will increase by 18%."

(in millions, except per share results)	FY 2024 Guidance
	Current	Previous
Net sales	$3,550	$3,500
Operating margin	11.9%	12.0%
Adjusted operating margin	12.4%	12.0%
Diluted net earnings per share*	$6.87	$6.86
Adjusted diluted net earnings per share*	$7.25	$6.90
*Diluted net earnings per share figures for 2024 are forecasted to be within range of +/- $0.20. Adjusted diluted net earnings per share for the third quarter of 2024 are forecasted to be $1.70, +/- $0.10.

When the company provides adjusted, non-GAAP figures on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort.

Exhibit 99.1
Conference call information

In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call live, or in replay mode, at www.moog.com/investors/communications. Supplemental financial data will be available on the website approximately 90 minutes prior to the conference call.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by words such as: “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” “assume” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). These forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, are neither historical facts nor guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.

Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission (“SEC”) and include, but are not limited to, risks relating to: (i) our operation in highly competitive markets with competitors who may have greater resources than we possess; (ii) our operation in cyclical markets that are sensitive to domestic and foreign economic conditions and events; (iii) our heavy dependence on government contracts that may not be fully funded or may be terminated; (iv) supply chain constraints and inflationary impacts on prices for raw materials and components used in our products; (v) failure of our subcontractors or suppliers to perform their contractual obligations; and (vi) our accounting estimations for over-time contracts and any changes we need to make thereto. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

While we believe we have identified and discussed in our SEC filings the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements we make herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this press release, except as required by applicable law.
Contact
Aaron Astrachan - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net sales	$930,303	$836,792	$1,787,153	$1,596,895
Cost of sales	663,350	615,477	1,287,001	1,171,894
Inventory write-down	175	—	175	—
Gross profit	266,778	221,315	499,977	425,001
Research and development	28,382	26,743	58,961	50,605
Selling, general and administrative	124,961	116,695	243,686	229,860
Interest	18,003	14,963	34,697	28,095
Asset impairment	6,750	1,219	6,750	1,219
Restructuring	6,750	2,017	8,639	3,095
Gain on sale of buildings	—	(527)	—	(10,030)
Other	3,183	3,901	5,884	5,552
Earnings before income taxes	78,749	56,304	141,360	116,605
Income taxes	18,746	13,291	33,545	27,576
Net earnings	$60,003	$43,013	$107,815	$89,029

Net earnings per share
Basic	$1.88	$1.35	$3.38	$2.80
Diluted	$1.86	$1.34	$3.34	$2.79

Weighted average common shares outstanding
Basic	31,967,828	31,848,140	31,934,965	31,797,071
Diluted	32,335,418	32,043,910	32,295,762	31,959,315

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTED NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
As Reported:
Earnings before income taxes	$78,749	$56,304	$141,360	$116,605
Income taxes	18,746	13,291	33,545	27,576
Effective income tax rate	23.8%	23.6%	23.7%	23.6%
Net earnings	60,003	43,013	107,815	89,029
Diluted net earnings per share	$1.86	$1.34	$3.34	$2.79

Restructuring and Other Charges:
Earnings before income taxes	$7,590	$2,611	$9,479	$4,144
Income taxes	1,852	643	2,350	917
Net earnings	5,738	1,968	7,129	3,227
Diluted net earnings per share	$0.18	$0.06	$0.22	$0.10

Asset Impairment:
Earnings before income taxes	$6,750	$1,219	$6,750	$1,219
Income taxes	1,593	283	1,593	283
Net earnings	5,157	936	5,157	936
Diluted net earnings per share	$0.16	$0.03	$0.16	$0.03

Gain on Sale of Buildings:
Earnings before income taxes	$—	$(527)	$—	$(10,030)
Income taxes	—	(100)	—	(2,086)
Net earnings	—	(427)	—	(7,944)
Diluted net earnings per share	$—	$(0.01)	$—	$(0.25)

As Adjusted:
Earnings before income taxes	$93,089	$59,607	$157,589	$111,938
Income taxes	22,191	14,117	37,488	26,690
Effective income tax rate	23.8%	23.7%	23.8%	23.8%
Net earnings	70,898	45,490	120,101	85,248
Diluted net earnings per share	$2.19	$1.42	$3.72	$2.67
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of buildings, asset impairments due to program termination and the devaluation of an investment, as well as restructuring and other charges related to continued portfolio shaping activities and the derecognition of revenue from the write-off of an unbilled receivable due to a program cancellation ($665). While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net sales:
Space and Defense	$266,787	$245,853	$496,915	$463,638
Military Aircraft	202,500	182,753	388,744	360,553
Commercial Aircraft	207,594	164,251	401,816	296,710
Industrial	253,422	243,935	499,678	475,994
Net sales	$930,303	$836,792	$1,787,153	$1,596,895
Operating profit:
Space and Defense	$42,243	$27,507	$67,540	$47,801
	15.8%	11.2%	13.6%	10.3%
Military Aircraft	16,769	16,181	36,358	31,382
	8.3%	8.9%	9.4%	8.7%
Commercial Aircraft	24,845	15,681	45,471	30,198
	12.0%	9.5%	11.3%	10.2%
Industrial	28,155	24,397	57,179	61,148
	11.1%	10.0%	11.4%	12.8%
Total operating profit	112,012	83,766	206,548	170,529
	12.0%	10.0%	11.6%	10.7%
Deductions from operating profit:
Interest expense	18,003	14,963	34,697	28,095
Equity-based compensation expense	3,047	2,791	7,212	5,765
Non-service pension expense	3,191	3,115	6,378	6,214
Corporate and other expenses, net	9,022	6,593	16,901	13,850
Earnings before income taxes	$78,749	$56,304	$141,360	$116,605

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Space and Defense operating profit - as reported	$42,243	$27,507	$67,540	$47,801
Asset impairment	304	219	304	219
Restructuring and other	—	1,105	—	1,281
Space and Defense operating profit - as adjusted	$42,547	$28,831	$67,844	$49,301
	15.9%	11.7%	13.7%	10.6%

Military Aircraft operating profit - as reported	$16,769	$16,181	$36,358	$31,382
Asset impairment	6,446	1,000	6,446	1,000
Restructuring and other	3,963	—	3,963	—
Military Aircraft operating profit - as adjusted	$27,178	$17,181	$46,767	$32,382
	13.4%	9.4%	12.0%	9.0%

Commercial Aircraft operating profit - as reported and adjusted	$24,845	$15,681	$45,471	$30,198
	12.0%	9.5%	11.3%	10.2%

Industrial operating profit - as reported	$28,155	$24,397	$57,179	$61,148
Gain on sale of buildings	—	(527)	—	(10,030)
Restructuring and other	3,627	1,506	5,516	2,863
Industrial operating profit - as adjusted	$31,782	$25,376	$62,695	$53,981
	12.5%	10.4%	12.5%	11.3%

Total operating profit - as adjusted	$126,352	$87,069	$222,777	$165,862
	13.6%	10.4%	12.5%	10.4%
While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 30, 2024	September 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$59,066	$68,959
Restricted cash	665	185
Receivables, net	419,399	434,723
Unbilled receivables	794,167	706,601
Inventories, net	810,483	724,002
Prepaid expenses and other current assets	73,165	50,862
Total current assets	2,156,945	1,985,332
Property, plant and equipment, net	869,303	814,696
Operating lease right-of-use assets	57,074	56,067
Goodwill	828,469	821,301
Intangible assets, net	68,876	71,637
Deferred income taxes	9,063	8,749
Other assets	49,390	50,254
Total assets	$4,039,120	$3,808,036
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$267,731	$264,573
Accrued compensation	73,961	111,154
Contract advances and progress billings	404,876	377,977
Accrued liabilities and other	257,960	211,769
Total current liabilities	1,004,528	965,473
Long-term debt, excluding current installments	948,615	863,092
Long-term pension and retirement obligations	160,265	157,455
Deferred income taxes	22,765	37,626
Other long-term liabilities	149,688	148,303
Total liabilities	2,285,861	2,171,949
Shareholders’ equity
Common stock - Class A	43,826	43,822
Common stock - Class B	7,454	7,458
Additional paid-in capital	702,272	608,270
Retained earnings	2,587,222	2,496,979
Treasury shares	(1,071,558)	(1,057,938)
Stock Employee Compensation Trust	(153,295)	(114,769)
Supplemental Retirement Plan Trust	(129,709)	(93,126)
Accumulated other comprehensive loss	(232,953)	(254,609)
Total shareholders’ equity	1,753,259	1,636,087
Total liabilities and shareholders’ equity	$4,039,120	$3,808,036

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended
	March 30, 2024	April 1, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$107,815	$89,029
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	42,276	36,810
Amortization	5,296	5,862
Deferred income taxes	(17,805)	(9,970)
Equity-based compensation expense	7,212	5,765
Gain on sale of buildings	—	(10,030)
Asset impairment and inventory write-down	6,925	1,219
Other	2,207	3,292
Changes in assets and liabilities providing (using) cash:
Receivables	17,469	(10,836)
Unbilled receivables	(86,197)	(65,840)
Inventories	(77,396)	(72,346)
Accounts payable	1,847	1,971
Contract advances and progress billings	24,512	17,067
Accrued expenses	903	(33,030)
Accrued income taxes	10,833	11,965
Net pension and post retirement liabilities	5,687	7,119
Other assets and liabilities	(35,195)	(11,063)
Net cash provided (used) by operating activities	16,389	(33,016)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(5,911)	—
Purchase of property, plant and equipment	(77,530)	(89,743)
Net proceeds from businesses sold	—	959
Net proceeds from buildings sold	—	18,825
Other investing transactions	(515)	(4,241)
Net cash used by investing activities	(83,956)	(74,200)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	509,500	503,232
Payments on revolving lines of credit	(425,000)	(381,300)
Payments on long-term debt	—	(188)
Payments on finance lease obligations	(2,741)	(1,899)
Payment of dividends	(17,572)	(16,859)
Proceeds from sale of treasury stock	7,579	9,148
Purchase of outstanding shares for treasury	(20,238)	(20,457)
Proceeds from sale of stock held by SECT	15,788	9,795
Purchase of stock held by SECT	(9,407)	(7,221)
Other financing transactions	—	(2,024)
Net cash provided by financing activities	57,909	92,227
Effect of exchange rate changes on cash	245	5,410
Decrease in cash, cash equivalents and restricted cash	(9,413)	(9,579)
Cash, cash equivalents and restricted cash at beginning of period	69,144	119,233
Cash, cash equivalents and restricted cash at end of period	$59,731	$109,654

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net cash provided (used) by operating activities	$(44,002)	$(41,099)	$16,389	$(33,016)
Purchase of property, plant and equipment	(40,114)	(59,618)	(77,530)	(89,743)
Free cash flow	$(84,116)	$(100,717)	$(61,141)	$(122,759)

Free cash flow is defined as net cash provided (used) by operating activities less purchase of property, plant and equipment. Free cash flow is not a measure determined in accordance with GAAP and may not be comparable with the measures as used by other companies. However, management believes this adjusted financial measure may be useful in evaluating the liquidity, financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.